UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 16, 2016

Woodward, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-8408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 East Drake Road, Fort Collins, Colorado 80525
(Address of Principal Executive Offices) (Zip Code)

970-482-5811
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Woodward, Inc. (“Woodward”) has appointed Jonathan (“Jack”) W. Thayer to serve on the Board, effective immediately. Mr. Thayer was also concurrently appointed to the Audit Committee of the Board. Mr. Thayer will be included in the class of directors who have been elected to hold office until Woodward’s 2016 annual meeting of stockholders (to be held in or about January 2017) and until their successors have been duly elected and qualified. In connection with the appointment of Mr. Thayer, the Board increased the approved number of its directors from 9 to 10.

Mr. Thayer will receive the same compensation for service as a director as is provided to Woodward’s other directors, as described in “Director Compensation” contained on page 23 of Woodward’s Proxy Statement dated December 9, 2015 filed with the Securities and Exchange Commission, which description is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1 Press Release of Woodward, Inc. dated May 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Date: May 16, 2016	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Woodward, Inc. dated May 16, 2016